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                                                                  EXHIBIT 10.2





                                 April 24, 1998



Mr. Eric C. Neuman
Mr. David A. Fitz
STC Broadcasting of Vermont, Inc.
200 Crescent Court
Suite 1600
Dallas, Texas  75201

Dear Rick and David:

                 Reference is made to the Asset Purchase Agreement (the "Purchase Agreement") dated as of February 3, 1998, by and among Tuscaloosa Broadcasting, Inc., WPTZ Licensee, Inc. and WNNE Licensee, Inc. (the "Sellers"), and STC Broadcasting of Vermont, Inc., as subsequently assigned to STC Broadcasting of Vermont Subsidiary, Inc. ("STC Vermont Sub"), pursuant to which the Sellers have agreed to sell, and STC Vermont Sub has agreed to buy, the Assets (as defined therein) with respect to television broadcast stations WPTZ-TV, Channel 5, North Pole, New York, WNNE-TV, Channel 31, Hartford, Vermont and WFFF-TV, Channel 44, Burlington, Vermont ("WFFF"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

                 Pursuant to the letter of understanding dated March 2, 1998, Smith Broadcasting of Vermont, LLC ("Smith"), is willing to buy and assume, and STC Vermont Sub is willing to sell, all the rights and obligations being acquired by STC Vermont Sub from the Sellers relating to WFFF. The purpose of this letter agreement is to clarify certain closing matters and to set forth the documentation that will be necessary to effect the transfer of the WFFF assets and liabilities from STC Vermont Sub to Smith.

                 1. CLOSING. The closing (the "Closing") of the transfer of the WFFF assets and liabilities from STC Vermont Sub to Smith will be deemed to occur simultaneously with the non-license transfer under the Purchase Agreement.

                 2. STC VERMONT SUB DELIVERIES. At the Closing, STC Vermont Sub will deliver to Smith the following:


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Mr. Eric C. Neuman
Mr. David A. Fitz
April 24, 1998
Page 2


                          (a)     Bill of Sale - the Bill of Sale and
Assignment of Assets, dated as of the date hereof, duly executed by STC Vermont Sub;

                          (b)     Assumption Agreement - the Assumption
Agreement, dated as of the date hereof (the "Assumption Agreement"), duly executed by STC Vermont Sub;

                          (c)     Interim Operating Agreement - the Interim
Operating Agreement, dated as of the date hereof (the "Interim Operating Agreement"), duly executed by the STC Parties named therein;

                          (d)     Certified Resolutions - copies of the
resolutions of the Board of Directors of STC Vermont Sub, certified as being correct, complete and then in full force and effect, authorizing the execution, delivery and performance of the documents described herein, and the consummation of the transactions contemplated hereby;

                          (e)     Officers' Certificate - a certificate signed
by the Secretary of STC Vermont Sub as to the incumbency of the officers of STC Vermont Sub executing the documents described herein, and true and correct copies of the organizational documents of STC Vermont Sub;

                          (f)     Certificate of Good Standing - a certificate
of good standing of STC Vermont Sub from the State of Delaware dated a date not more than a reasonable number of days prior to the Closing; and

                          (g)     Fox Consent - the written consent of Fox
Broadcasting Company to the assignment of WFFF's network affiliation agreement to Smith.

                 3. SMITH DELIVERIES. At the Closing, Smith will deliver to STC Vermont Sub the following:

                          (a)     Promissory Note - the Promissory Note, dated
as of the date hereof, in the principal amount of Five Hundred Thousand Dollars ($500,000) (the "Note"), duly executed by Smith;

                          (b)     Security Agreement - the Security Agreement,
dated as of the date hereof, duly executed by Smith, pursuant to which Smith grants a first priority security interest in all assets of Smith to STC Vermont Sub as collateral for Smith's obligations under the Note, the Assumption Agreement and the Interim Operating Agreement;



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Mr. Eric C. Neuman
Mr. David A. Fitz
April 24, 1998
Page 3

                          (c)     Assumption Agreement - the Assumption
Agreement, duly executed by Smith;

                          (d)     Interim Operating Agreement - the Interim
Operating Agreement, duly executed by Smith;

                          (e)     Certified Resolutions - copies of the
resolutions of the Member of Smith, certified as being correct, complete and then in full force and effect, authorizing the execution, delivery and performance of the documents described herein, and the consummation of the transactions contemplated hereby;

                          (f)     Officers' Certificate - a certificate signed
by the Secretary of Smith as to the incumbency of the officers of Smith executing the documents described herein, and true and correct copies of the organizational documents of Smith; and

                          (g)     Certificate of Good Standing - a certificate
of good standing of Smith from the State of Delaware dated a date not more than a reasonable number of days prior to the Closing.

                 4. WFFF EMPLOYEES. Upon the Closing, Smith will assume all of STC Vermont Sub's obligations under Section 8.4 of the Purchase Agreement with respect to the Employees of WFFF listed in Exhibit A (the "WFFF Transferred Employees"). Smith represents and warrants that the WFFF Transferred Employees are the only employees of the Stations who exclusively work in the business and operations of WFFF.

                 5. INDEMNIFICATION BY SMITH. From and after the Closing, Smith agrees to indemnify, defend and hold harmless the STC Parties (as defined in the Asset Exchange Agreement dated as of February 18, 1998, among STC Vermont Sub, certain affiliates of STC Vermont Sub and Hearst-Argyle Stations, Inc.) and their respective officers, directors, employees, agents, successors and assigns, from and against and in respect of all Liabilities and Losses related to the business or operations of WFFF or Smith's ownership of the Assets transferred to Smith pursuant to the Bill of Sale; provided, however, that Smith shall not assume or have any responsibility for any Liabilities or Losses described in this Section 5 that arise out of or result from the willful misconduct, gross negligence or bad faith of STC Vermont Sub.

                          *   *   *   *   *   *   *
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Mr. Eric C. Neuman
Mr. David A. Fitz
April 24, 1998
Page 4


                 If the foregoing is acceptable to STC Vermont Sub, please confirm below.

                                             Very truly yours,

                                             SMITH BROADCASTING OF VERMONT, LLC



                                             By: /s/ Robert N. Smith
                                                 ----------------------------
                                                     Robert N. Smith
                                                     Chief Executive Officer


Acknowledged and agreed to:

STC BROADCASTING OF VERMONT
SUBSIDIARY, INC.



By: /s/ David A. Fitz
   ----------------------------------
        David A. Fitz
        Chief Financial Officer



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                                   EXHIBIT A

                                 WFFF EMPLOYEES



Production:
-----------

Patrick Dodge
Dale Forgette
James Stover


Engineer:
---------

Nathan Darling
Carrie K. Henry
Chad Kossbiel
Rahn Marion


Sales:
-------

John Worthington
Joshua Bloombery


Traffic:
--------

Kelli J. Hewson
Tammie True